Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Results for Second Quarter 2024 and Raises Full Year Revenue and Adjusted EBITDA Outlook

August 7, 2024

•For the quarter ended June 30, 2024:
◦Total Revenue of $2.2 billion, a 46% increase YoY
◦Medical Loss Ratio of 79.0%, a 90 bps improvement YoY
◦SG&A Expense Ratio of 19.6%, a 260 bps improvement YoY
◦Net income attributable to Oscar of $56.2 million, or $0.20 of diluted earnings per share, a $71.7 million improvement YoY
◦Adjusted EBITDA of $104.1 million, a $68.6 million improvement YoY

New York, NY, August 7, 2024 - Oscar Health, Inc. (“Oscar” or the “Company”) (NYSE: OSCR), a leading healthcare technology company, today announced its financial results for the second quarter ended June 30, 2024.

“Oscar reported strong second quarter results, closing out the best six months in the company's history," said Mark Bertolini, CEO of Oscar Health. “We continued to report robust revenue growth, improved operating margin, and strong bottom line performance. Based on our outperformance in the first half of the year, we updated our full year 2024 guidance. We are well-positioned to deliver on our target for Adjusted EBITDA profitability this year.”

Total Revenue was $2.2 billion in the quarter, up 46% year-over-year (“YoY”), driven primarily by higher membership and rate increases, partially offset by higher risk adjustment as a percentage of premiums.

The Medical Loss Ratio improved 90 bps YoY to 79.0%, primarily due to favorable prior period development. The SG&A Expense Ratio improved 260 bps YoY to 19.6%, driven by improved fixed cost leverage and variable cost efficiencies, partially offset by higher risk adjustment as a percentage of premiums.

Adjusted EBITDA of $104.1 million significantly improved by $68.6 million YoY, and Net income attributable to Oscar of $56.2 million also significantly improved by $71.7 million YoY.

Oscar is updating its full year 2024 outlook to reflect first half outperformance. The Company projects Revenue to be in the $9.0 billion to $9.1 billion range, $700 million above the prior range of $8.3 billion to $8.4 billion, and Adjusted EBITDA to be in the $160 million to $210 million range, $35 million higher than the prior range of $125 million to $175 million. Additionally, the Company now projects a lower SG&A Expense Ratio in the range of 19.75% to 20.25%, and a modestly higher Medical Loss Ratio in the range of 80.5% to 81.5%.

Oscar Health, Inc.
News Release

Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2024	2023	2024	2023
Total revenue	$2,219,341	$1,521,535	$4,361,646	$2,991,220
Medical Loss Ratio (MLR)	79.0%	79.9%	76.7%	78.2%
SG&A Expense Ratio	19.6%	22.2%	19.0%	24.6%
Adjusted EBITDA(1)	$104,126	$35,572	$323,440	$86,640
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Financial Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

	As of June 30,
Membership by Offering	2024	2023
Individual and Small Group	1,522,432	900,228
Medicare Advantage	—	1,843
Cigna+Oscar (1)	58,293	68,472
Total Members (2)	1,580,725	970,543
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.
(2)A member covered under more than one of our health plans counts as a single member for the purposes of this metric.

Oscar Health, Inc.
News Release

Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, August 7, 2024, at 8:00 a.m. (ET). A live audio webcast will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Financial Metrics” below.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including Total revenue, Medical Loss Ratio, SG&A Expense Ratio and Adjusted EBITDA and other financial performance metrics, and the related underlying assumptions, our business and financial prospects, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively; our ability to retain and expand our member base; heightened competition in the markets in which we participate; our ability to accurately estimate our incurred medical expenses or effectively manage our medical costs or related administrative costs; our ability to achieve or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to comply with ongoing regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the health insurance markets in the United States, including passage and implementation of a law to create a single-payer or government-run health insurance program; our, or any of our vendors’, ability to comply with laws, regulations, and standards related to the handling of information about individuals or applicable consumer protection laws; our ability to arrange for the delivery of quality care and maintain good relations with the physicians, hospitals, and other providers within and outside our provider networks; unanticipated results of, or changes to, risk adjustment programs; our ability to utilize quota share reinsurance to meet our capital and surplus requirements and protect against downside risk on medical claims; unfavorable or otherwise costly outcomes of lawsuits, audits, investigations, and claims that arise from the extensive laws and regulations to which we are subject; incurrence of data security breaches of our and our partners’ information and technology systems; our ability to detect and prevent material weaknesses or significant control deficiencies in our internal controls over financial reporting or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC, including our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, to be filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
News Release

About Oscar Health
Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the healthcare system's status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of approximately 1.6 million members, as of June 30, 2024. We offer Individual & Family and Small Group plans, and +Oscar, our full stack technology platform, to others within the provider and payor space. Our vision is to refactor healthcare to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:
Chris Potochar
VP of Investor Relations
ir@hioscar.com

Media Contact:
Kristen Prestano
VP of Communications
press@hioscar.com

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenue
Premium	2,164,116	1,474,966	$4,257,798	$2,903,592
Investment income	49,994	41,484	92,983	77,540
Services and other	5,231	5,085	10,865	10,088
Total revenue	2,219,341	1,521,535	4,361,646	2,991,220

Operating Expenses
Medical	1,708,722	1,181,999	3,263,496	2,273,591
Selling, general, and administrative	435,206	337,244	829,368	735,763
Depreciation and amortization	7,601	8,821	15,412	13,760
Total operating expenses	2,151,529	1,528,064	4,108,276	3,023,114
Earnings (loss) from operations	67,812	(6,529)	253,370	(31,894)
Interest expense	5,991	6,120	11,893	12,256
Other expenses	872	1,612	2,050	7,718
Earnings (loss) before income taxes	60,949	(14,261)	239,427	(51,868)
Income tax expense	4,637	1,164	5,633	3,185
Net income (loss)	56,312	(15,425)	233,794	(55,053)
Less: Net income attributable to noncontrolling interests	105	103	219	247
Net income (loss) attributable to Oscar Health, Inc.	$56,207	$(15,528)	$233,575	$(55,300)

Earnings (Loss) per Share
Basic	$0.24	$(0.07)	$0.99	$(0.25)
Diluted	0.20	(0.07)	$0.82	$(0.25)
Weighted Average Common Shares Outstanding
Basic	238,672	219,400	235,056	218,164
Diluted	303,965	219,400	299,186	218,164

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share amounts)	June 30, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$2,268,154	$1,870,315
Short-term investments	363,639	689,833
Premiums and accounts receivable (net of allowance for credit losses of $30,400 and $31,600)	398,366	201,269
Risk adjustment transfer receivable	72,136	51,925
Reinsurance recoverable	241,284	241,194
Other current assets	15,514	6,564
Total current assets	3,359,093	3,061,100
Property, equipment, and capitalized software, net	63,953	61,930
Long-term investments	1,465,974	365,309
Restricted deposits	29,856	29,870
Other assets	87,273	83,271
Total assets	$5,006,149	$3,601,480

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$1,252,228	$965,986
Risk adjustment transfer payable	1,779,039	1,056,941
Premium deficiency reserve	2,887	5,776
Unearned premiums	59,970	65,918
Accounts payable and other liabilities	347,523	273,367
Reinsurance payable	60,094	61,024
Total current liabilities	3,501,741	2,429,012
Long-term debt	299,166	298,777
Other liabilities	64,674	67,574
Total liabilities	3,865,581	2,795,363
Commitments and contingencies
Stockholders' Equity
Class A common stock ($0.00001 par value; 825,000 thousand shares authorized, 206,153 thousand and 193,875 thousand shares outstanding as of June 30, 2024 and December 31, 2023, respectively)	2	2
Class B common stock ($0.00001 par value; 82,500 thousand shares authorized, 35,514 thousand and 35,514 thousand shares outstanding as of June 30, 2024 and December 31, 2023, respectively)	—	—
Treasury stock (315 thousand shares as of June 30, 2024 and December 31, 2023)	(2,923)	(2,923)
Additional paid-in capital	3,786,885	3,682,294
Accumulated deficit	(2,643,140)	(2,876,715)
Accumulated other comprehensive income (loss)	(2,625)	1,309
Total Oscar Health, Inc. stockholders' equity	1,138,199	803,967
Noncontrolling interests	2,369	2,150
Total stockholders' equity	1,140,568	806,117
Total liabilities and stockholders' equity	$5,006,149	$3,601,480

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
(in thousands)	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$233,794	$(55,053)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred taxes	51	26
Net realized loss on sale of financial instruments	—	9
Depreciation and amortization expense	15,412	13,761
Amortization of debt issuance costs	389	389
Stock-based compensation expense	54,658	104,773
Net accretion of investments	(12,219)	(15,275)
Change in provision for credit losses	(1,200)	9,779
Changes in assets and liabilities:
(Increase) / decrease in:
Premiums and accounts receivable	(195,898)	13,617
Risk adjustment transfer receivable	(20,211)	(10,474)
Reinsurance recoverable	(89)	539,004
Other assets	(13,001)	1,294
Increase / (decrease) in:
Benefits payable	286,242	(82,016)
Unearned premiums	(5,947)	(5,925)
Premium deficiency reserve	(2,888)	(832)
Accounts payable and other liabilities	71,254	(38,330)
Reinsurance payable	(930)	(360,015)
Risk adjustment transfer payable	722,097	465,507
Net cash provided by operating activities	1,131,514	580,239
Cash Flows from Investing Activities:
Purchase of investments	(1,362,993)	(537,688)
Sale of investments	—	19,160
Maturity of investments	596,838	711,453
Purchase of property, equipment and capitalized software	(13,512)	(12,996)
Change in restricted deposits	1,451	(522)
Net cash (used in) provided by investing activities	(778,216)	179,407
Cash Flows from Financing Activities:
Proceeds from joint venture contribution	—	471
Proceeds from exercise of stock options	46,011	2,586
Net cash provided by financing activities	46,011	3,057
Increase in cash, cash equivalents and restricted cash equivalents	399,309	762,703
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,891,971	1,580,497
Cash, cash equivalents, restricted cash and cash equivalents—end of period	2,291,280	2,343,200
Cash and cash equivalents	2,268,154	2,322,069
Restricted cash and cash equivalents included in restricted deposits	23,126	21,131
Total cash, cash equivalents and restricted cash and cash equivalents	$2,291,280	$2,343,200
Supplemental Disclosures:
Interest payments	$11,269	$22,636
Income tax payments	$84	$400

Oscar Health, Inc.
News Release

Key Operating and Non-GAAP Financial Metrics
We regularly review the following key operating and Non-GAAP financial metrics to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by a health plan that we offer directly or through a co-branded arrangement. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Medical Loss Ratio
Medical Loss Ratio is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. Medical expenses are the total expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include fee-for-service claims, pharmacy benefits, capitation payments to providers, provider disputed claims, risk sharing arrangements with certain of our providers, and various other medical-related costs. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premium before ceded reinsurance. MLR in our existing products are subject to various federal and state minimum requirements.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2024	2023	2024	2023
Medical	$1,708,722	$1,181,999	$3,263,496	$2,273,591
Less: Ceded quota share reinsurance claims (1)	(3,860)	(2,786)	(4,915)	3,649
Net claims before ceded quota share reinsurance (A)	$1,712,582	$1,184,785	$3,268,411	$2,269,942

Premium	$2,164,116	$1,474,966	$4,257,798	$2,903,592
Less: Ceded quota share reinsurance premiums (2)	(2,820)	(7,338)	(4,836)	(683)
Net premiums before ceded quota share reinsurance (B)	$2,166,936	$1,482,304	$4,262,634	$2,904,275
Medical Loss Ratio (A divided by B)	79.0%	79.9%	76.7%	78.2%
(1)Represents prior period development for claims ceded to reinsurers pursuant to quota share treaties accounted for under reinsurance accounting, which are in runoff.
(2)Represents prior period development for premiums ceded to reinsurers pursuant to quota share treaties accounted for under reinsurance accounting, which are in runoff.

SG&A Expense Ratio
The SG&A Expense Ratio reflects the Company’s selling, general and administrative ("SG&A") expenses, as a percentage of Total revenue. Selling, general and administrative expenses primarily include wages, benefits, costs of software and hardware, and administrative costs for our corporate and technology functions, the impact of quota share reinsurance, and stock-based compensation. We believe the SG&A Expense Ratio is useful to evaluate our ability to manage our overall selling, general, and administrative cost base.

Adjusted EBITDA
Adjusted EBITDA is defined as Net income (loss) for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted for stock-based compensation, and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, Net income (loss), we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income (loss) or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance.

Oscar Health, Inc.
News Release

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$56,312	$(15,425)	$233,794	$(55,053)
Interest expense	5,991	6,120	11,893	12,256
Other expenses	872	1,612	2,050	7,718
Income tax expense	4,637	1,164	5,633	3,185
Depreciation and amortization	7,601	8,822	15,412	13,761
Stock-based compensation(1)	28,713	33,279	54,658	104,773
Adjusted EBITDA	$104,126	$35,572	$323,440	$86,640
(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. The six months ended June 30, 2023 includes a non-recurring charge of $46.3 million related to accelerated stock-based compensation expense recognized as a result of the cancellation of the Founders Awards previously granted to Mario Schlosser and Joshua Kushner.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release

Reinsurance Impact

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Quota share ceded premiums	$574	$(5,537)	$(4,420)	$6,823
Quota share ceded claims	3,860	2,787	4,915	(3,648)
Ceding commission, net of deposit accounting impact (1)	(13,354)	(6,967)	(25,526)	(16,262)
Experience refund	(3,395)	(1,801)	(416)	(7,506)
Net quota share impact	$(12,315)	$(11,518)	$(25,447)	$(20,593)
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(13,292) and $(7,557) for the three months ended June 30, 2024 and 2023,respectively, and $(25,998) and $(15,316) for the six months ended June 30, 2024 and 2023, respectively.

The Company records Premium revenue net of reinsurance. The following table reconciles total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total Premium revenue in the condensed consolidated statement of operations.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Direct policy premiums	$2,544,115	$1,584,774	$4,854,215	$3,248,248
Assumed premiums	60,460	60,395	118,072	116,330
Risk adjustment transfers	(432,895)	(160,631)	(702,293)	(453,778)
Reinsurance premiums ceded	(7,564)	(9,572)	(12,196)	(7,208)
Premium	$2,164,116	$1,474,966	$4,257,798	$2,903,592

The Company records Medical expenses net of reinsurance recoveries. The following table reconciles total Medical expenses to the amount presented in the condensed consolidated statement of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Direct claims incurred	$1,680,066	$1,136,687	$3,203,712	$2,184,745
Ceded reinsurance claims	(29,954)	(14,943)	(49,652)	(18,567)
Assumed reinsurance claims	58,610	60,255	109,436	107,413
Medical expenses	$1,708,722	$1,181,999	$3,263,496	$2,273,591

The Company records Selling, general and administrative ("SG&A") expenses net of reinsurance ceding commissions and assumed SG&A expenses. The following table reconciles total Selling, general and administrative expenses to the amount presented in the condensed consolidated statement of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Selling, general and administrative expenses, gross	$435,144	$337,833	$829,840	$734,817
Reinsurance ceding commissions	62	(589)	(472)	946
Selling, general and administrative expenses	$435,206	$337,244	$829,368	$735,763

The Company classifies Reinsurance recoverable within current assets on its condensed consolidated balance sheets. The composition of the Reinsurance recoverable balance is as follows:

(in thousands)	June 30, 2024	December 31, 2023
Reinsurance premium and claim recoverables	$242,639	$224,837
Reinsurance ceding commissions	7,017	7,054
Experience refunds on reinsurance agreements	(8,372)	9,303
Reinsurance recoverable	$241,284	$241,194